Exhibit 10.7

Exhibit “B”

January 20, 2015

Employee Name

Address

Dear __________,

On behalf of Digerati Technologies, Inc., a Nevada Corporation (“DIGERATI” or the "Company"), I am pleased to announce that the Company's Board of Directors, operating under the DIGERATI Profit Sharing Plan (the "Plan"), on January 19, 2015, awarded you (the "Employee") ___________ (_______) shares of $.001 par value common stock of Digerati Technologies, Inc. (the "Shares").

Note: This Award is to be treated confidentially by you and DIGERATI. If DIGERATI management determines, in its sole discretion, that you have disclosed terms of this Award with DIGERATI employees, other than (i) those employees designated to assist you, or (ii) your immediate supervisor, then notwithstanding any other terms of this agreement, your rights to the nonvested and vested portions which have not been exercised shall in all events terminate and become null and void.

1. The Cost-Basis for each share of common stock is US$0.24 per share. These shares have been deposited in your Smith-Barney retirement account which was opened precisely for this purpose.

2. The Employee hereby agrees to take whatever additional actions and execute whatever additional documents DIGERATI may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Employee pursuant to the express provisions of this Award.

3. The rights of the Employee are subject to modification and termination in certain events as provided in this Award and the Plan. The Board of Directors may modify this letter or the Plan as necessary to ensure that the Award meets the requirements.

If the foregoing represents your understanding of the terms and conditions upon which your Award has been granted, please execute in the space provided below, returning an executed copy to the undersigned.

Sincerely,

DIGERATI TECHNOLOGIES, INC.	AGREED:

President and CEO	Employee

3463 Magic Drive, Suite 355, San Antonio, Texas 78229

Tel: 210.614.7240 Fax: 210.693.1012